Exhibit 4.3

SECOND AMENDMENT TO DEPOSIT AGREEMENT

This Second Amendment (this “Amendment”), effective as of January 31, 2022 (the “Effective Date”), by and among Webster Financial Corporation (the “Corporation”), Sterling Bancorp (“Sterling”), Computershare Inc. (“Computershare”) and Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), amends that certain Deposit Agreement (as amended, the “Agreement”), dated as of March 19, 2013, by and among Astoria Financial Corporation (“Astoria”), Computershare Shareowner Services, LLC, as Depositary, and the holders from time to time of the depositary receipts described therein, and as amended by that certain First Amendment to Deposit Agreement, dated as of October 2, 2017, by and among Sterling, successor in interest to Astoria, and Computershare, successor in interest to Computershare Shareowner Services, LLC. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of April 18, 2021, by and between the Corporation and Sterling (the “Merger Agreement”), Sterling will merge with and into the Corporation (the “Merger”) effective as of 11:45 p.m., Eastern Time, on January 31, 2022 (the “Merger Effective Time”);

WHEREAS, the Prospectus (as such term is defined below) contains terms which describe the Treatment of Sterling Series A Preferred Stock (as such term is defined below) and Sterling Depositary Shares (as such term is defined below) pursuant to the Merger Agreement, including that each share of 6.50% Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of Sterling (the “Sterling Series A Preferred Stock”) issued and outstanding immediately prior to Merger Effective Time will be automatically converted into the right to receive one (1) share of 6.50% Series G Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, of the Corporation (the “Webster Series G Preferred Stock”), and each depositary share representing a 1/40th interest in a share of the Sterling Series A Preferred Stock (the “Sterling Depositary Shares”) will become a depositary share representing a 1/40th interest in a share of the Webster Series G Preferred Stock;

WHEREAS, in accordance with Section 5.5(b) of the Agreement, Sterling desires to remove Computershare as the Depositary and appoint Broadridge as successor Depositary, in each case effective as of immediately prior to the Merger Effective Time; and

WHEREAS, the parties hereto wish to amend the Agreement to reflect the terms described in the Prospectus and to remove Computershare as Depositary and appoint Broadridge as successor Depositary pursuant to the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.
Removal and Appointment. In accordance with Section 5.5(b) of the Agreement, (i) the Corporation hereby removes Computershare as Depositary under the Agreement, (ii) the Corporation hereby appoints Broadridge as successor Depositary under the Agreement, which shall be vested with the same rights, powers, duties and obligations as if it had been originally named as Depositary, and (iii) Broadridge hereby accepts such appointment as Depositary, in each case effective as of immediately prior to the Merger Effective Time.

2.	Assignment and Assumption.

a.
Effective as of the immediately prior to the Merger Effective Time, Computershare hereby assigns, transfers, conveys and delivers to Broadridge all of Computershare's rights, duties and obligations under the Agreement accruing on and after such time; provided, that: (i) Computershare is not assigning any liabilities of Computershare, or (ii) Computershare is not assigning any claims that the Corporation or any other party may have against Computershare arising in connection with the Agreement, and (iii) for avoidance of doubt, Computershare shall remain entitled to indemnity as set forth in Section 5.7 of the Agreement.

b.
Effective as of the immediately prior to the Merger Effective Time, Broadridge hereby accepts such assignment and agrees to assume all of Computershare's rights, duties and obligations under the Agreement accruing on or after such time; provided, that Broadridge is not assuming: (i) any liabilities of Computershare, or (ii) any claims that the Corporation or any other party may have against Computershare arising in connection with the Agreement.

3.	Amendment to the Agreement.

	a.	Effective as of the immediately prior to the Merger Effective Time, the definition of “Registrar” in Section 1.1 of the Agreement is hereby deleted and replaced with the following definition:

“‘Registrar’ shall mean the Depositary or such other successor bank, trust company or regulated Person engaged in the business of registering ownership and transfers of securities, which shall be appointed by the Corporation to register ownership and transfers of Receipts as herein provided.  If a successor Registrar shall be so appointed, all references herein to “the books” of or maintained by the Depositary shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.”

	b.	Effective as of the immediately prior to the Merger Effective Time, the definition of “Transfer Agent” in Section 1.1 of the Agreement is hereby deleted and replaced with the following definition:

“‘Transfer Agent’ shall mean the Depositary or such other successor bank, trust company or regulated “transfer agent” (as such term is defined in Section 3(a)(25) of the Exchange Act), which shall be appointed by the Corporation to transfer the Receipts or the deposited shares of the Series G Preferred Stock, as the case may be, as herein provided.”

	c.	Effective as of the immediately prior to the Merger Effective Time, the first sentence of Section 5.5(c) of the Agreement is hereby deleted and replaced with the following:

“In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a Person having its principal office in the United States of America and having either (i) a combined capital and surplus, along with its Affiliates, of at least $50,000,000 or (ii) total assets, along with its Affiliates, of at least $50,000,000.”

d.
Effective as of the immediately prior to the Merger Effective Time, all references in the Agreement to Computershare Inc. or Computershare Shareowner Services LLC as Depositary shall be deemed to refer instead to Broadridge Corporate Issuer Solutions, Inc. as Depositary.

e.
Effective as of the immediately prior to the Merger Effective Time, the definition of “Depositary’s Office” in Section 1.1 of the Agreement is hereby deleted and replaced with the following definition:

“‘Depositary’s Office’ shall mean the office of the Depositary at which at any particular time its depositary receipt business shall be administered, which at the date of this Deposit Agreement is located at 51 Mercedes Way, Edgewood, New York 11717.”

	f.	Effective as of the immediately prior to the Merger Effective Time, Section 7.4(b) of the Agreement is hereby deleted and replaced with the following:

“Any and all notices, requests, orders, approvals, instructions or directions to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or a nationally recognized overnight delivery service, or by electronic mail, confirmed either by (a) telephone with the recipient of such electronic mail or (b) letter, addressed to the Depositary at:

Broadridge Corporate Issuer Solutions, Inc.
51 Mercedes Way
Edgewood, New York 11717
Attn: Corporate Actions Department
Email: BCISCAManagement@broadridge.com

with a copy (which shall not constitute notice) to:

Broadridge Financial Solutions, Inc.,
2 Gateway Center, Newark, New Jersey 07102
Email: legalnotices@broadridge.com
Attn: General Counsel ”

g.
Effective as of the Merger Effective Time, the Corporation shall be the legal successor-in-interest to Sterling under the terms of the Agreement, and the Corporation hereby assumes all of the rights and obligations of Sterling under the Agreement.

	h.	Effective as of the Merger Effective Time, the definition of “Series A Preferred Stock” in Section 1.1 of the Agreement is hereby deleted and replaced with the following definition:

“‘Series G Preferred Stock’ shall mean the Corporation’s 6.50% Non-Cumulative Perpetual Preferred Stock, Series G, par value $0.01 per share.”

	i.	Effective as of the Merger Effective Time, all references in the Agreement to Series A Preferred Stock shall be deemed to refer to Series G Preferred Stock.

j.
Effective as of the Merger Effective Time, the Section 1.1 definition of “Prospectus” is hereby deleted and replaced with the following definition: “‘Prospectus’ shall mean the joint Proxy Statement/Prospectus, filed with the SEC on July 8, 2021, which forms a part of the Registration Statement.”

k.
Effective as of the Merger Effective Time, the Section 1.1 definition of “Registration Statement” is hereby deleted and replaced with the following definition: “‘Registration Statement’ shall mean the Corporation’s Registration Statement on Form S-4 (File No. 333-257035), filed with the SEC on June 11, 2021, amended on July 6, 2021 and declared effective by the SEC on July 8, 2021.”

	l.	Effective as of the Merger Effective Time, Section 7.4(a) of the Agreement is hereby deleted and replaced with the following:

“Any and all notices, requests, orders, approvals, instructions or directions to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or a nationally recognized overnight delivery service, or by electronic mail, confirmed either by (a) telephone with the recipient of such electronic mail or (b) letter, addressed to the Corporation at:

Webster Financial Corporation
145 Bank Street
Waterbury, Connecticut 06702
Attn: General Counsel”

	m.	Effective as of the Merger Effective Time, Exhibit A of the Agreement is hereby deleted and replaced with Exhibit A of this Amendment.

4.
Instruction to Depositary. The Corporation hereby authorizes and instructs the Depositary to treat the shares of Webster Series G Preferred Stock received by it upon conversion of the Sterling Series A Preferred Stock as newly deposited securities under the Agreement.

5.
Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

6.
Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

COMPUTERSHARE INC.		BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:	/s/ Joseph Varca	By:	/s/ John Dunn
Name:	Joseph Varca	Name:	John Dunn
Title:	Vice President	Title:	Senior Vice President, Sales

WEBSTER FINANCIAL CORPORATION		STERLING BANCORP

By:	/s/ Harriet Munrett Wolfe	By:	/s/ Jack L. Kopnisky
Name:	Harriet Munrett Wolfe	Name:	Jack L. Kopnisky
Title:	Executive Vice President, General Counsel and Corporate Secretary	Title:	President and Chief Executive Officer

EXHIBIT A

[FORM OF FACE OF RECEIPT]

[IF GLOBAL RECEIPT IS ISSUED: UNLESS THIS GLOBAL RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITARY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW.]

RECEIPT FOR DEPOSITARY SHARES,

EACH REPRESENTING 1/40TH OF ONE SHARE

OF

6.50% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES G

OF

WEBSTER FINANCIAL CORPORATION

CUSIP: 947890 703
SEE REVERSE FOR CERTAIN DEFINITIONS

Dividend Payment Dates: Beginning April 15, 2022, each January 15, April 15, July 15 and October 15.

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., as Depositary (the “Depositary”), hereby certifies that [Cede & Co.] is the registered owner of 5,400,000 depositary shares (“Depositary Shares”), each Depositary Share representing 1/40 of one share of 6.50% Non-Cumulative Perpetual Preferred Stock, Series G, liquidation preference $1,000 per share, par value $0.01 per share (the “Series G Preferred Stock”), of Webster Financial Corporation, a Delaware corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of March 19, 2013 (as amended, the “Deposit Agreement”), among Astoria Financial Corporation (“Astoria”), Computershare Shareowner Services, LLC, as Depositary, and the Holders from time to time of the Receipts, and as amended by that certain First Amendment to Deposit Agreement, dated as of October 2, 2017, between Sterling Bancorp (“Sterling”), successor-in-interest to Astoria, and Computershare, Inc. (“Computershare”), successor-in-interest to Computershare Shareowner Services, LLC, and by that certain Second Amendment to Deposit Agreement, dated as of January 31, 2022, among Webster Financial Corporation, successor-in-interest to Sterling, Computershare and Broadridge Corporate Issuer Solutions, Inc. By accepting this Depositary Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer and, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, countersigned by such Registrar by the manual or facsimile signature of a duly authorized officer thereof.

Dated: [•]

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., as Depositary

By:
Authorized Officer

[FORM OF REVERSE OF RECEIPT]

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE CERTIFICATE OF DESIGNATIONS OF 6.50% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES G, OF WEBSTER FINANCIAL CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The Corporation will furnish without charge to each registered holder of a receipt who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Registrar.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph
AGMT	Agreement	FBO	For the benefit of	PL	Public Law
ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of
CH	Chapter	GDN	Guardian(s)	U	Under
CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement
DEC	Declaration	MIN	Minor(s)	UW	Under will of, Of will of, Under last will & testament
EST	Estate, of Estate of

For value received, ____________________________ hereby sell(s), assign(s) and transfer(s) unto

INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Corporation’s transfer agent. Guarantees by a notary public are not acceptable.